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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of Renaissance Cosmetics Inc. of our report dated April 26, 1994 on the combined statements of income and cash flows of Cosmar Corporation and Affiliates, as of December 31, 1993, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Windes & McClaughry
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WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION
Long Beach, California
September 30, 1996